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                                                                    EXHIBIT 10.9

                                 REVOLVING NOTE

$1,500,000.00                                                   October 11, 2002


                   FOR VALUE RECEIVED, MMAC Communications Corp., a corporation with its principal executive office and place of business at 900 Huyler Street, Teterboro, New Jersey 07608 ("Borrower"), promises to pay to the order of KELTIC FINANCIAL PARTNERS, LP ("Lender"), at 555 Theodore Fremd Avenue, Suite C-207, Rye, New York 10580 or at such other place as Lender may from time to time in writing designate, the principal sum of each Revolving Loan made by Lender to Borrower under that certain Revolving Loan Agreement dated of even date herewith between Borrower and Lender ("Loan Agreement" and together with all of the other documents, instruments or agreements executed in connection therewith, as the same may be modified, amended, restated or replaced from time to time, the "Loan Documents"). The aggregate unpaid principal balance hereof shall not exceed at any time the sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS and 00/100 ($1,500,000.00). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Loan Documents. The entire unpaid principal balance hereof, together with the accrued interest thereon and accrued late charges, if any, and all other sums due hereunder shall be due and payable on the Termination Date.

                  Borrower also promises to pay interest to Lender monthly, in arrears, on the first day of each month commencing on November 1, 2002 on the average daily unpaid principal balance of this Note at the rate set forth in
Section 3.1 of the Loan Agreement.

                  This is the "Revolving Note" referred to in the Loan Agreement and is entitled to the benefit of all of the terms and conditions and the security of all of the security interests and liens granted by Borrower or any other person to Lender pursuant to the Loan Agreement or any other Loan Document including, without limitation, provisions regarding mandatory and optional prepayment rights and premiums. Upon the occurrence of any Event of Default, the entire unpaid principal amount owed Lender hereunder shall become immediately due and payable hereof without further notice or demand.

                  Whenever any payment to be made under this Note shall be stated to be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall be included in the computation of any interest then due and payable hereunder.

                  The undersigned and all other parties who, at any time, may be liable hereon in any capacity waive presentment, demand for payment, protest and notice of dishonor of this Note. This Note may not be changed orally, but only by an agreement in writing which is signed by the holder and the party or parties against whom enforcement of any waiver, change, modification or discharge is sought.

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                  IN WITNESS WHEREOF, the undersigned has executed this Note the day and year first above written.


                                           MMAC COMMUNICATIONS CORP.



                                           By: /s/ LAURIE L. LATHAM
                                              ---------------------------------
                                           Name:  Laurie L. Latham
                                           Title: Chief Financial Officer